UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2013, The SpendSmart Payments Company (the “Company”) and various investors that participated in the Company’s Series B Preferred Stock offering, as well as the Company’s common stock offering commenced on November 30, 2012 and concluded on December 13, 2012 (the “Offerings”), entered into an Amended and Restated Registration Rights Agreement (the “Amended RRA”) relating to the registration of certain securities sold in the Offerings. Pursuant to the terms of the original Registration Rights Agreements relating to the Offerings, the holders of sixty seven percent (67%) of the securities eligible for registration consented to the Amended RRA.

Pursuant to the terms of the Amended RRA, the Company is not required to obtain the effectiveness of a registration statement within a definite time period. In addition, the Amended RRA provides that in the event a holder of a warrant sold in the Offerings elects to exercise such warrant on a cashless basis, then the Company may, at its discretion, elect to settle such shares in either registered or unregistered shares.

The description of the Amended RRA in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Registration Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Amended and Restated Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

Dated: March 25, 2013	By:	/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer